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                                                                    EXHIBIT 23.2



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Columbus Realty Trust and to the incorporation by reference therein of our reports (a) dated January 31, 1996, except for Note 12, as to which the date is March 15, 1996, with respect to the consolidated financial statements and schedule of Columbus Realty Trust as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 and for the period from October 12, 1993 (inception) to December 31, 1993, included in its Annual Report on Form 10-K for the year ended December 31, 1995 and (b) dated March 11, 1994, with respect to the combined financial statements and schedule of the Columbus Group as of December 28, 1993 and for the period from January 1, 1993 to December 28, 1993 and the year ended December 31, 1992, included in Columbus Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1995, all filed with the Securities and Exchange Commission.



                                                   /s/  Ernst & Young LLP

                                                        ERNST & YOUNG LLP

Dallas, Texas
August 2, 1996